                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)        August 12, 1997
                                                -------------------------------

                            TELECOMM INDUSTRIES CORP.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

         0-4410                                          34-1765902
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)

       9310 Progress Parkway, Mentor, Ohio                44060
--------------------------------------------------------------------------------
    (Address of Principal Executive Offices)            (Zip Code)

                                 (440) 639-0090
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



Exhibit Index at Sequential Page __ of ____

                            Telecomm Industries Corp.
                                    Form 8-K

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

             On August 14, 1997, the Registrant filed a Form 10-QSB which reported in Item 2 the acquisition of Unitel, Inc. In Item 6 of the Form 10-QSB the Registrant stated that the financial statements of the business acquired and pro forma financial information showing the effect of the acquisition would be filed within 60 days of the filing of the Form 10-QSB. This Form 8-K is filed for the purpose of filing such financial statements.


                                  UNITEL, INC.

                              Financial Statements
                           December 31, 1996 and 1995

                                  UNITEL, INC.

                                TABLE OF CONTENTS

                                                                                PAGE
------------------------------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT                                                      1

FINANCIAL STATEMENTS

   Statement of income and retained earnings                                      2

   Balance sheet                                                                  3

   Statement of cash flows                                                        4

   Notes to financial statements                                                  5

                          INDEPENDENT AUDITOR'S REPORT

     The Board of Directors
     Unitel, Inc.
     Indianapolis, Indiana

     We have audited the accompanying balance sheet of Unitel, Inc. as of December 31, 1996 and 1995, and the related statements of income and retained earnings (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Unitel, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

     /s/ Geo. S. Olive & Co. LLC
     Indianapolis, Indiana
     October 3, 1997

                                  UNITEL, INC.
               STATEMENT OF INCOME AND RETAINED EARNINGS (DEFICIT)

YEAR ENDED DECEMBER 31                                  1996           1995
-------------------------------------------------------------------------------
Revenue
   Equipment                                        $  7,061,330    $ 4,056,528
   Commissions                                         1,771,033      1,662,622
   Service                                             1,562,942      1,107,371
   Other                                                 104,350        169,432
                                                    ------------    -----------
                                                      10,499,655      6,995,953
                                                    ------------    -----------
Cost of Goods Sold
   Equipment                                           6,631,118      3,190,992
   Commissions                                            36,433         18,172
   Service                                               887,393        425,223
   Other                                                 188,353         51,242
                                                    ------------    -----------
                                                       7,743,297      3,685,629
                                                    ------------    -----------
Gross Profit                                           2,756,358      3,310,324

Selling, General and Administrative Expenses           4,016,341      3,137,859
                                                    ------------    -----------
Operating Income (Loss)                               (1,259,983)       172,465
                                                    ------------    -----------
Other Income (Expense)
   Interest expense                                      (82,621)       (15,174)
   Gain (loss) on disposal of assets                       3,259         (5,936)
   Interest income                                        16,898
   Other income                                          109,021         14,477
                                                    ------------    -----------
                                                          46,557         (6,633)
                                                    ------------    -----------
NET INCOME (LOSS)                                     (1,213,426)       165,832

Retained Earnings--Beginning of Year                     992,605        969,151
Distributions Paid                                       (83,043)      (142,378)
                                                    ------------    -----------
Retained Earnings (Deficit)--End of Year            $   (303,864)   $   992,605
                                                    ============    ===========

See notes to financial statements.


                                       (2)

                                  UNITEL, INC.
                                  BALANCE SHEET


DECEMBER 31                                                                  1996         1995
-------------------------------------------------------------------------------------------------
                                        ASSETS
CURRENT ASSETS
   Cash                                                                 $    34,068
   Accounts receivable--trade (less allowance of $58,518 and $18,939)     1,897,927    $  867,410
   Inventories                                                              769,733       335,256
   Receivables--related companies                                           219,448       206,709
   Employee advances                                                         24,645        20,521
   Prepaid expenses                                                          32,090        28,080
                                                                        -------------------------
         Total current assets                                             2,977,911     1,457,976

PROPERTY AND EQUIPMENT                                                      624,890       602,621

OTHER ASSETS                                                                117,700        21,362
                                                                        -------------------------
                                                                        $ 3,720,501    $2,081,959
                                                                        =========================
                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
   Line of credit--bank                                                 $ 1,200,000    $  120,000
   Current maturities of long-term debt                                     344,795        80,000
   Accounts payable--trade                                                1,969,472       301,344
   Accrued payroll and related taxes                                        306,483       118,016
   Bank overdraft                                                                         137,671
   Unearned revenue                                                          60,376         1,697
   Other accrued expenses                                                    72,180         8,626
   Accounts payable--related companies                                       35,543
                                                                        -------------------------
         Total current liabilities                                        3,988,849       767,354
                                                                        -------------------------
LONG-TERM DEBT                                                               33,516       320,000
                                                                        -------------------------
STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock, no-par value
     Authorized--1,000 shares
     Issued and outstanding--500 shares                                       2,000         2,000
   Retained earnings (deficit)                                             (303,864)      992,605
                                                                        -------------------------
                                                                           (301,864)      994,605
                                                                        -------------------------

                                                                        $ 3,720,501    $2,081,959
                                                                        =========================

See notes to financial statements.

                                      (3)

                                  UNITEL, INC.
                             STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31                                      1996          1995
--------------------------------------------------------------------------------
OPERATING ACTIVITIES
   Net income (loss)                                    $(1,213,426)   $ 165,832
   Adjustments to reconcile net income (loss) to net
    cash used by operating activities
     Depreciation and amortization                          149,608       72,969
     Provision for doubtful accounts                        143,357       61,352
     Net (gain) loss on sale of equipment                    (3,259)       5,936
     Changes in assets and liabilities
       Accounts receivable--trade                        (1,173,874)    (144,806)
       Inventories                                         (434,477)    (173,516)
       Receivables--related companies                       (12,739)    (183,424)
       Other current assets                                  (8,134)      (7,434)
       Accounts payable--trade                            1,668,128      166,796
       Accrued expenses and other current liabilities       310,700       20,144
       Accounts payable--related companies                   35,543
                                                        ------------------------
         Net cash used by operating activities             (538,573)     (16,151)
                                                        ------------------------
INVESTING ACTIVITIES
   Proceeds from sale of property and equipment              11,460        5,000
   Purchases of property and equipment                     (180,078)    (485,554)
   Receipts from investment in sales-type lease                            1,854
   Other assets                                             (96,338)      (9,816)
                                                        ------------------------
         Net cash used by investing activities             (264,956)    (488,516)
                                                        ------------------------
FINANCING ACTIVITIES
   Net increase in line of credit--bank                   1,080,000      120,000
   Proceeds from long-term debt                              80,411      400,000
   Reduction of long-term debt                             (102,100)     (12,814)
   Distribution to stockholders                             (83,043)    (142,378)
   Bank overdraft                                          (137,671)     137,671
                                                        ------------------------
         Net cash provided by financing activities          837,597      502,479
                                                        ------------------------
INCREASE (DECREASE) IN CASH                                  34,068       (2,188)

CASH, BEGINNING OF YEAR                                                    2,188
                                                        ------------------------
CASH, END OF YEAR                                       $    34,068    $       0
                                                        ========================
SUPPLEMENTAL CASH FLOWS INFORMATION
   Cash paid for interest                               $    82,621    $  15,174


See notes to financial statements.


                                      (4)

                                  UNITEL, INC.
                          NOTES TO FINANCIAL STATEMENTS


     > NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS
Unitel, Inc. markets voice and data communication equipment and services throughout the states of Indiana and Kentucky. Regional sales offices are located in Indianapolis, Schererville, Muncie, Bloomington, Lafayette and Clarksville, Indiana and Owensboro, Kentucky.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORIES
Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method. Inventories are primarily comprised of finished goods available for resale and service supplies.

PROPERTY AND EQUIPMENT
Property and equipment are carried at cost. Depreciation is computed using the straight-line method over useful lives ranging from 5 to 10 years. When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and improvements are capitalized.

BAD DEBTS
The Company uses the reserve method of accounting for bad debts on receivables.

REVENUE AND COST RECOGNITION
Profits from contracts are generally recognized by applying percentages of completion for each year to the total estimated profits for the respective contracts. The percentages of completion are determined by relating the actual costs of work performed to date to the current estimated total costs of the respective contracts. When the estimate on a contract indicates a loss, the Company's policy is to record the entire loss. The cumulative effect of revisions in estimates of total costs or revenue during the course of the work is reflected in the accounting period in which the facts that caused the revision first become known. An amount equal to the costs attributable to unapproved change orders and claims is included in the total estimated revenue when realization is probable. Profit from claims is recorded in the year such claims are resolved. Because of the inherent uncertainties in estimating costs and revenues, it is at least reasonably possible that the estimates used could change in the near term. Revenue from equipment sales and service is recognized upon completion of the related installation project for projects requiring relatively short periods for completion.

Revenue from commissions is recognized when a customer enters into a contract for which the Company is acting as an agent and no other substantial performance of service is required by the Company.


                                      (5)

UNITEL, INC.
NOTES TO FINANCIAL STATEMENTS


INCOME TAXES
Federal income taxes have not been provided because the stockholders elected to be treated as an S Corporation for income tax purposes as provided in Section 1362(a) of the Internal Revenue Code. As such, the corporate income or loss and credits are passed to the stockholders and combined with their personal income and deductions to determine taxable income on their individual tax returns. At December 31, 1996 and 1995, the Company had temporary differences relating to depreciation and cash to accrual accounting methods, for which deferred taxes would have to be provided in the financial statements if the election were revoked.

RECLASSIFICATIONS
Certain amounts presented in prior year financial statements have been reclassified to conform to the current year's presentation.


     >SALE OF OPERATIONS

On August 12, 1997, the Company sold substantially all of its assets to Telecomm Industries Corp. ("Telecomm"). The Company received 2,000,000 shares of Telecomm common stock and a $1,000,000 convertible promissory note from Telecomm. The convertible promissory note bears interest at 5% payable quarterly and the principal is due June, 2002. The Company may convert any part of the principal balance due under the note, in increments of $100,000, into common stock of Telecomm, at the conversion rate of $2 per share. Telecomm also assumed the Company's bank loan of approximately $1,300,000 and accounts payable of up to $1,200,000, and as a condition of the sale, Telecomm paid the Company's bank loan in full subsequent to its assumption.


      >PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

DECEMBER 31                                          1996           1995
-----------------------------------------------------------------------------

Furniture and equipment                            $524,794       $377,463
Cable plant                                         321,619        321,619
Leasehold improvements                               46,465         33,115
Vehicles                                             45,536         34,891
                                                -----------------------------
       Total cost                                   938,414        767,088
Accumulated depreciation and amortization          (313,524)      (164,467)
                                                =============================

                                                   $624,890       $602,621
                                                =============================




                                      (6)

UNITEL, INC.
NOTES TO FINANCIAL STATEMENTS


      >LONG-TERM DEBT AND LINE OF CREDIT

Long-term debt consists of the following:

DECEMBER 31                                                                                       1996               1995
----------------------------------------------------------------------------------------------------------------------------

Note payable--bank, 3/4% above bank's prime rate, payable in monthly payments of
   $6,667 plus interest, note was assumed and paid by Telecomm
                                                                                                 $320,000          $400,000
Term note--employee, noninterest bearing, payable in monthly payments of $1,991, subject to certain performance goals, final payment due March, 1999
                                                                                                   51,779
Term note--bank, 9.25%, payable in monthly payments of $281 including interest, final payment due February, 1999, collateralized by vehicle purchased
                                                                                                    6,532
                                                                                          ----------------------------------
                                                                                                  378,311           400,000
Current maturities                                                                               (344,795)
                                                                                          ----------------------------------

                                                                                                 $ 33,516          $320,000
                                                                                          ==================================

The Company had $1,250,000 and $600,000 lines of credit available at December 31, 1996 and 1995, respectively. Borrowings against the lines were $1,200,000 and $120,000 at December 31, 1996 and 1995. The interest rates on the lines varied with the bank's prime rate plus .25% - 1%. Available borrowings against the lines were limited to a percentage of eligible accounts receivable and inventories of the Company. The note payable--bank and the lines of credit were governed by the same credit agreement and were secured by substantially all of the assets of the Company and a guarantee by the Company's stockholders. The credit agreement was subject to certain covenants which required minimum net worth and a debt-to-net worth ratio which were not met at December 31, 1996. In conjunction with the sale of assets to Telecomm subsequent to December 31, 1996, the outstanding lines of credit and note payable--bank obligations were assumed and paid by Telecomm.

The future maturities of long-term debt are as follows:

YEARS ENDING DECEMBER 31
--------------------------------------------------------------------------------

1997                                                                  $344,795
1998                                                                    27,051
1999                                                                     6,465
                                                              ==================

                                                                      $378,311
                                                              ==================



                                      (7)

UNITEL, INC.
NOTES TO FINANCIAL STATEMENTS


      >LEASES

The Company has several operating leases, for vehicles and office space, which expire over the next five years. In addition, the Company leases its main office from a related company which expires in 19 years. These leases were assumed by Telecomm in connection with its purchase of the Company's assets subsequent to year end. Rental expense for these leases was $322,335 and $189,522 for the years ended December 31, 1996 and 1995.

Future minimum lease payments under all operating leases as of December 31, 1996 are:

YEARS ENDING DECEMBER 31
----------------------------------------------------------------------------

1997                                                           $   310,574
1998                                                               233,509
1999                                                               185,654
2000                                                               160,104
2001                                                               154,504
Thereafter                                                       2,257,560
                                                           -----------------

       Total minimum lease payments                             $3,301,905
                                                           =================


      >EMPLOYEE BENEFITS

The Company maintains a 401(k) defined contribution plan for the benefit of substantially all of its employees, which allows for both employee and Company contributions. The Company contribution consists of a matching contribution of 25 percent of employee contributions up to 4 percent of eligible employee compensation. The Company contribution to the plan was $14,781 and $12,347 for 1996 and 1995.


      >RELATED PARTY TRANSACTIONS

In September, 1995, Unistate, LLC, a related company, purchased real estate which includes the Company's main office. The total purchase price was $2,100,000 and was financed by a first mortgage of $1,612,000 and a second mortgage of $170,000. In addition, the Company advanced Unistate, LLC an additional $254,260 to finance the acquisition of the property. Both of the mortgages are guaranteed by the stockholders of the Company and the second mortgage is guaranteed by the Company. The second mortgage had a principal balance due of approximately $132,479 and $161,000 at December 31, 1996 and 1995, respectively. As a condition of the first mortgage, the Company entered into an operating lease for a portion of this real estate through the year 2015, requiring $150,500 in annual lease payments.

Comtech, Inc., a related company, acts as a leasing company for customers of the Company. In addition, Comtech leases certain operating assets to the Company.



                                      (8)

UNITEL, INC.
NOTES TO FINANCIAL STATEMENTS


Balance sheet and income statement items to and from related parties are as follows:

DECEMBER 31                                            1996             1995
------------------------------------------------------------------------------

Assets
   Receivable--Unistate, LLC                          $219,448        $187,759
   Receivable--Comtech, Inc.                                            18,950

Liabilities
   Payable--Comtech, Inc.                               35,543

Revenue
   Sale of equipment--Comtech, Inc.                     17,452          50,055

Expenses
   Lease expense--Unistate, LLC                        161,245          26,200
   Lease expense--Comtech, Inc.                         59,183          38,606


     >COMMITMENT AND CONTINGENCIES

The Company is subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management and legal counsel that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position of the Company.


     >CONCENTRATION OF REVENUE

The Company is a sales representative for Ameritech, Inc. in the State of Indiana. Commissions from Ameritech, Inc. accounted for 10% and 22% of total revenues in 1996 and 1995. The Company has receivables due from Ameritech of $219,474 and $254,834 at December 31, 1996 and 1995.




                                      (9)

         The unaudited pro forma consolidated balance sheet and statement of operations of Telecomm Industries, Inc. (the "Company") as of and for the six months ended June 30, 1997, include the historical operations of the Company and give effect to the Unitel, Inc. acquisition as if it occurred as of January 1, 1997. The unaudited pro forma consolidated balance sheet and statement of operations as of and for the year ended December 31, 1996 include the historical accounts of the Company and give effect to the acquisition of Unitel, Inc. as if it occurred as of January 1, 1996. The unaudited pro forma consolidated financial information has been prepared by the Company's management. The information is not designed to represent and does not represent what the Company's results of operations actually would have been had the aforementioned transaction been completed as of the beginning of the period indicated, or to project the Company's results of operations for any future period. The pro forma adjustments are based on available information and certain assumptions that the Company currently believes are reasonable in the circumstances.

                           Telecomm Industries Corp.
                 Unaudited Pro Forma Consolidated Balance Sheet
                                  June 30,1997


                                                                Telecomm           Unitel                                 Pro Forma
                                                               Industries            Inc.             Pro Forma            Telecomm
                                                                  Corp                               adjustments             and
                                                                                                                            Unitel

                                                               --------------------------------------------------------------------

               Assets
Current assets;
Cash and cash equivalents                                      $   661,653       $    27,263                            $   688,916
Notes receivable - current portion                                       0                 0                                      0
Accounts receivable -trade                                       1,325,393           852,718                              2,178,111
Accounts receivable -related companies                             174,227           174,227
Inventories                                                        545,645           794,244                              1,339,889
Prepaid income taxes                                                55,465            55,465
Prepaid expenses                                                    30,058            51,662                                 81,720
Employee advances                                                  313,751            15,398                                329,149

                                                               --------------------------------------------------------------------
               Total current assets                              2,931,965         1,915,512                    0         4,847,477
                                                               --------------------------------------------------------------------

Property and equipment.net                                         791,308           769,817                              1,561,125

Other assets
Accounts receivable, less current portion                        1,214,757           335,548                              1,550,305
Other                                                                                                                             0
Intangibles - net                                                1,113,861             1,000 (3)        1,702,352         2,817,213

                                                               --------------------------------------------------------------------
               Total assets                                    $ 6,051,891       $ 3,021,877          $ 1,702,352       $10,776,120
                                                               ====================================================================
Current liabilities;
Line of credit                                                     156,920         1,000,000                              1,156,920
Current portion of long-term debt                                  295,563                 0                                295,563
Accounts payable trade                                              13,587         1,167,777                              1,181,364
Accrued payroll and related expenses                               122,282           138,279                                260,561
Unearned revenues                                                    9,473             9,473
Customer advances                                                        0           253,787                                253,787
Other accrued expenses                                              22,712           124,913                                147,625
Deferred income taxes                                              106,321                 0                                106,321
Accrued commissions and contractor fees                            361,249                 0                                361,249
Accounts payable- related companies                                      0                 0
Income taxes payable                                                72,103                 0                                 72,103
Accrued bonus                                                      317,000                 0                                317,000

                                                               --------------------------------------------------------------------
               Total current liabilities                         1,467,737         2,694,229                    0         4,161,966
                                                               --------------------------------------------------------------------

Long-term liabilities;
Long-term debt, less current portion                               763,619           325,348                              1,088,967
Deferred income taxes                                              591,472                 0                                591,472

                                                               --------------------------------------------------------------------
Total liabilities                                                2,822,828         3,019,577                    0         5,842,405
                                                               --------------------------------------------------------------------

Stockholders' equity
Common stock                                                       102,008             2,000 (2)           18,000           122,008
Additional paid in capital                                       2,548,640                 0 (2)        1,684,652         4,233,292
Receivables from stockholders                                      (42,960)                                                 (42,960)
Retained earnings                                                  621,375               300 (2)             (300)          621,375

                                                               --------------------------------------------------------------------
Total stockholders' equity                                       3,229,063             2,300            1,702,352         4,933,715
                                                               --------------------------------------------------------------------

                                                               --------------------------------------------------------------------
               Total liabilities and stockholders' equity      $ 6,051,891       $ 3,021,877          $ 1,702,352       $10,776,120
                                                               ====================================================================


See notes to unaudited condensed pro forma balance sheet

Telecomm Industries Corp.
Notes to unaudited pro forma condensed consolidated balance sheet-June 30, 1997
-------------------------------------------------------------------------------

   (1) Basis of presentation
       The unaudited proforma condensed balance sheet has been prepared assuming the acquisition of Unitel was consummated on January 1, 1997. The acquisition has been accounted for as a purchase in accordance with the provisions of Accounting Principles Board Opinion No. 16, and accordingly, the purchase price has been allocated to the assets acquired based on historical information available to management and preliminary estimates of fair market value.

   (2) The excess purchase price over the fair value of the net assets of Unitel was calculated as follows:


       Convertible long-term note payable                $ 1,000,000
       Common stock                                      $ 1,000,000
       Other acquisition and closing costs                    30,000
                                                         -----------

                                                         $ 2,030,000
                                                         -----------

       Assets as reported                                  3,021,877
       less liabilities assumed                           (1,526,452)
       less accounts payable                              (1,167,777)
       plus adjustment to record property and
       equipment at fair value                                   -

                                                         -----------
                                                             327,648
                                                         -----------

                                                         -----------
       Excess purchase price over fair value of assets   $ 1,702,352
                                                         ===========

   (3) The excess purchase price over the fair value of net assets was allocated to assets and liabilities based on historical information and preliminary estimates of fair value. The final purchase price allocation may be subject to refinement upon completion of a review of property and equipment, intangibles, receivables, and certain liabilities. The excess purchase price over the fair value of assets was allocated to non-compete agreements and customer lists as follows:

       Adjustment to record non-compete agreements       $   100,000
       Adjustment to record customer lists                 1,602,352

                                                         $ 1,702,352
                                                         ===========

                            Telecomm Industries Corp
            Unaudited Pro Forma Consolidated Statement of Operations
                         Six months ended June 30,1997

                                                         Telecomm            Unitel                                  Telecomm
                                                        Industries            Inc.               Pro Forma             and
                                                           Corp                                 adjustments           Unitel



Net revenues                                           $  5,742,251       $  4,185,965                             $   9,928,216

Commissions,contractor fees, and related expenses         1,947,744          1,836,978 (2)             53,412          3,838,134
Selling, general and administrative expenses              3,263,943          1,974,370 (1)             12,500          5,250,813
                                                       ------------       ------------          ------------       ------------

               Operating income                             530,564            374,617               (65,912)           839,269

Other income (expense):
   Gain(loss) on disposal of assets                             -                                                           -
   Interest income                                            2,692                -                                      2,692
   Interest expense                                         (65,417)           (71,348)                                (136,765)
   Other income, net                                            -                  -                     -                  -
                                                       ------------       ------------          ------------       ------------

                                                            (62,725)           (71,348)                  -             (134,073)
                                                       ------------       ------------          ------------       ------------

Income from operations before income tax expense            467,839            303,269               (65,912)           705,196
Income tax expense (credit)                                 187,136               -    (3)           121,308            308,444
                                                       ------------       ------------          ------------       ------------

                                                       -------------------------------          -------------------------------
               Net income                              $    280,703       $    303,269          $   (187,220)      $    396,752
                                                       ===============================          ===============================

Earnings per common and common equivalent share
                                                       ------------                                                ------------
   Net income                                                  0.03                                                        0.03
                                                       ============                                                ============

Number of shares used in computing earnings per
                                                       ------------                                                ------------
  common and common equivelant share                     10,200,746                                                  12,200,746
                                                       ============                                                ============

                                                       ------------                                                ------------
Dividends per common share                                      -                  -                                        -
                                                       ============                                                ============


See notes to unaudited condensed pro forma statement of operations

                            Telecomm Industries Corp
            Unaudited Pro Forma Consolidated Statement of Operations
                        Three months ended June 30,1997

                                                         Telecomm            Unitel                                  Telecomm
                                                        Industries            Inc.               Pro Forma              and
                                                           Corp                                 adjustments           Unitel



Net revenues                                           $  3,148,192       $  2,023,845                             $  5,172,037

Commissions,contractor fees, and related expenses         1,119,139            755,738 (2)            26,706          1,901,583
Selling, general and administrative expenses              1,729,640          1,078,960 (1)             6,250          2,814,850
                                                       ------------       ------------          ------------       ------------

               Operating income                             299,413            189,147               (32,956)           455,604

Other income (expense):
   Gain(loss) on disposal of assets                             -                                                           -
   Interest income                                              -                  -                                        -
   Interest expense                                         (34,113)           (36,119)                                 (70,232)
   Other income, net                                            -                  -                     -                  -
                                                       ------------       ------------          ------------       ------------

                                                            (34,113)           (36,119)                  -              (70,232)
                                                       ------------       ------------          ------------       ------------

Income from operations before income tax expense            265,300            153,028               (32,956)           385,372
Income tax expense (credit)                                 106,120               -    (3)            48,033            154,153
                                                       ------------       ------------          ------------       ------------

                                                       -------------------------------          -------------------------------
               Net income                              $    159,180       $    153,028          $    (80,989)      $    231,219
                                                       ===============================          ===============================

Earnings per common and common equivalent share
                                                       ------------                                                ------------
   Net income                                                  0.02                                                        0.02
                                                       ============                                                ============

Number of shares used in computing earnings per
                                                       ------------                                                ------------
  common and common equivalent share                     10,200,746                                                  12,200,746
                                                       ============                                                ============

                                                       ------------                                                ------------
Dividends per common share                                      -                  -                                        -
                                                       ============                                                ============


See notes to unaudited condensed pro forma statement of operations

Telecomm Industries Corp.
Notes to unaudited pro forma condensed statement of operations
--------------------------------------------------------------


              (1) Adjustment to recognize amortization of non-compete agreement

              (2) Adjustment to recognize amortization of customer lists

              (3) Adjustment to record income tax expense as if Unitel had been treated as a C Corporation

                           Telecomm Industries Corp.
                 Unaudited Pro Forma Consolidated Balance Sheet
                                December 31,1996


                                                                  Telecomm           Unitel                           Pro Forma
                                                                 Industries           Inc.          Pro Forma          Telecomm
                                                                    Corp                           adjustments           and
                                                                                                                        Unitel

                                                               -----------------------------------------------------------------
               Assets

Current assets:
Cash and cash equivalents                                      $   295,079       $    34,068                         $   329,147
Notes Receivable - current portion                                 400,000                 0                             400,000
Accounts Receivable -trade                                       2,621,431         1,610,162                           4,231,593
Accounts Receivable -related companies                                               219,448                             219,448
Inventories                                                        673,212           769,733                           1,442,945
Prepaid income taxes                                                48,260                                                48,260
Prepaid expenses                                                    46,855            32,090                              78,945
Employee advances                                                  139,887            24,645                             164,532

                                                               -----------------------------------------------------------------
               Total current assets                              4,224,724         2,690,146                 0         6,914,870
                                                               -----------------------------------------------------------------

Property and equipment, net                                        763,354           624,890                           1,388,244

Other assets
Accounts receivable, less current portion                        1,013,520           287,765                           1,301,285
Other                                                                                117,700                             117,700
Intangibles - net                                                  732,317                 0 (3)     2,331,864         3,064,181

                                                               -----------------------------------------------------------------
               Total assets                                    $ 6,733,915       $ 3,720,501       $ 2,331,864       $12,786,280
                                                               =================================================================

Current liabilities:
Line of credit                                                     213,384         1,200,000                           1,413,384
Current portion of long-term debt                                  236,828           344,795                             581,623
Accounts payable trade                                             524,620         1,969,472                           2,494,092
Accrued payroll and related expenses                               122,719           306,483                             429,202
Unearned revenues                                                                     60,376                              60,376
Customer advances                                                   48,519                 0                              48,519
Other accrued expenses                                             103,467            72,180                             175,647
Deferred income taxes                                              106,321                 0                             106,321
Accrued commissions and contractor fees                            455,582                 0                             455,582
Accounts payable- related companies                                                   35,543                              35,543
Income taxes payable                                                81,136                 0                              81,136
Accrued bonus                                                      816,900                 0                             816,900

                                                               -----------------------------------------------------------------
               Total current liabilities                         2,709,476         3,988,849                 0         6,698,325
                                                               -----------------------------------------------------------------

Long-term liabilities:
Long-term debt, less current portion                               438,686            33,516                             472,202
Deferred income taxes                                              402,913                 0                             402,913

                                                               -----------------------------------------------------------------
               Total liabilities                                 3,551,075         4,022,365                 0         7,573,440
                                                               -----------------------------------------------------------------

Stockholders' equity
Common stock                                                       100,078             2,000 (2)        18,000           120,078
Additional paid in capital                                       2,786,621                 0 (2)     2,010,000         4,796,621
Receivables from stockholders                                      (44,531)                                              (44,531)
Retained earnings                                                  340,672          (303,864)(2)       303,864           340,672

                                                               -----------------------------------------------------------------
Total stockholders' equity                                       3,182,840          (301,864)        2,331,864         5,212,840
                                                               -----------------------------------------------------------------

                                                               -----------------------------------------------------------------
               Total liabilities and stockholders' equity      $ 6,733,915       $ 3,720,501       $ 2,331,864       $12,786,280
                                                               =================================================================


See notes to unaudited condensed pro forma balance sheet

Telecomm Industries Corp.
Notes to unaudited pro forma condensed consolidated balance sheet - December 31, 1996
----------------------------------------------------------------------------

   (1) Basis of presentation
       The unaudited proforma condensed balance sheet has been prepared assuming the acquisition of Unitel was consummated on January 1, 1996. The acquisition has been accounted for as a purchase in accordance with the provisions of Accounting Principles Board Opinion No. 16, and accordingly, the purchase price has been allocated to the assets acquired based on historical information available to management and preliminary estimates of fair market value.

   (2) The excess purchase price over the fair value of the net assets of Unitel was calculated as follows:


       Convertible long-term note payable                $ 1,000,000
       Common stock                                      $ 1,000,000
       Other acquisition and closing costs                    30,000
                                                         -----------

                                                         $ 2,030,000
                                                         -----------

       Assets as reported                                  3,720,501
       less liabilities assumed                           (2,052,893)
       less accounts payable                              (1,969,472)
       plus adjustment to record property and
       equipment at fair value                                   -

                                                         -----------
                                                            (301,864)
                                                         -----------

                                                         -----------
       Excess purchase price over fair value of assets   $ 2,331,864
                                                         ===========

   (3) The excess purchase price over the fair value of net assets was allocated to assets and liabilities based on historical information and preliminary estimates of fair value. The final purchase price allocation may be subject to refinement upon completion of a review of property and equipment, intangibles, receivables, and certain liabilities. The excess purchase price over the fair value of assets was allocated to non-compete agreements and customer lists as follows:

       Adjustment to record non-compete agreements       $   100,000
       Adjustment to record customer lists                 2,231,864

                                                         $ 2,331,864
                                                         ===========

                            Telecomm Industries Corp
            Unaudited Pro Forma Consolidated Statement of Operations
                          Year ended December 31,1996

                                                         Telecomm            Unitel                                  Telecomm
                                                        Industries            Inc.               Pro Forma             and
                                                           Corp                                 adjustments           Unitel



Net revenues                                           $ 12,527,843       $ 10,499,655                             $ 23,027,498

Commissions,contractor fees, and related expenses         4,950,318          7,743,297 (2)           155,500         12,849,115
Selling, general and administrative expenses              6,946,312          4,016,341 (1)            25,000         10,987,653
                                                       ------------       ------------          ------------       ------------

             Operating income                               631,213         (1,259,983)             (180,500)          (809,270)

Other income (expense):
   Gain(loss) on disposal of assets                            (870)             3,259                                    2,389
   Interest income                                           31,658             16,898                                   48,556
   Interest expense                                         (63,897)           (82,621)                                (146,518)
   Other income, net                                         14,450            109,021                     -            123,471
                                                       ------------       ------------          ------------       ------------

                                                            (18,659)            46,557                     -             27,898
                                                       ------------       ------------          ------------       ------------

Income from operations before income tax expense            612,554         (1,213,426)             (180,500)          (781,372)
Income tax expense (credit)                                 246,235               -    (3)          (485,370)          (239,135)
                                                       ------------       ------------          ------------       ------------

                                                       -------------------------------          -------------------------------
             Net income                                $    366,319       $ (1,213,426)         $    304,870       $   (542,237)
                                                       ===============================          ===============================

Earnings per common and common equivalent share
                                                       ------------                                                ------------
   Net income                                                  0.04                                                       -0.05
                                                       ============                                                ============

Number of shares used in computing earnings per
                                                       ------------                                                ------------
  common and common equivalent share                      9,825,291                                                  11,825,291
                                                       ============                                                ============

                                                       ------------                                                ------------
Dividends per common share                                      -                  -                                        -
                                                       ============                                                ============


See notes to unaudited condensed pro forma statement of operations

Telecomm Industries Corp.
Notes to unaudited pro forma condensed statement of operations
--------------------------------------------------------------


              (1) Adjustment to recognize amortization of non-compete agreement

              (2) Adjustment to recognize amortization of customer lists

              (3) Adjustment to record income tax expense as if Unitel had been treated as a C Corporation

                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TELECOMM INDUSTRIES CORP.
                                           (Registrant)


Date:   October 21, 1997                   By: /s/ James M. Lowery
                                              ---------------------------------
                                                       (Signature)

                                              James M. Lowery
                                              President